         EXHIBIT 99.1 - Cambrex Corporation Press Release dated October 28, 2004

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(CAMBREX LOGO)


Date:        October 28, 2004
Contact:     Luke M. Beshar                    Anne-Marie Hess
             Executive Vice President & CFO    Director, Investor Relations
             Phone:   201-804-3010             201-804-3062
Email:       luke.beshar@cambrex.com           annemarie.hess@cambrex.com
Release:     Immediate

                  CAMBREX ANNOUNCES THIRD QUARTER 2004 RESULTS

EAST RUTHERFORD, NJ - OCTOBER 28, 2004 - Cambrex Corporation (NYSE: CBM) reported today third quarter 2004 pro forma net income from continuing operations of $4.5 million or $0.17 per share, excluding a goodwill impairment charge of $48.7 million (or $1.86 per share) related to the Biopharma segment. Including the impairment charge (discussed further in the Impairment section below), the Company recorded a third quarter 2004 GAAP loss from continuing operations of $44.2 million or $1.69 per share.

In the third quarter 2003, the Company reported pro forma net income from continuing operations of $4.9 million or $0.19 per share, excluding $19.8 million (or $0.77 per share) of special tax related charges. Including the special tax related charges, the Company recorded a third quarter 2003 GAAP loss from continuing operations of $14.9 million or $0.58 per share.

A reconciliation of GAAP and pro forma results for continuing operations in the periods reported is presented at the end of this release. All amounts that follow in the attached financial statements and tables are pro forma results from continuing operations unless otherwise noted.

In the third quarter 2004, the Company generated $17.5 million cash from operations that was used to decrease debt, net of cash-on-hand, by $8.6 million with $9.6 million invested in capital expenditures.

Worldwide sales from continuing operations for the third quarter 2004 grew 4.3% to $99.3 million from $95.2 million in the third quarter 2003 reflecting increased sales in both the Bioproducts and Biopharma segments but partially offset by lower sales in the Human Health segment. Third quarter 2004 sales from continuing operations were favorably impacted by 3.7% due to foreign currency versus the third quarter 2003.

Gross margins for the third quarter 2004 increased to 40.2% from 38.9% in the third quarter 2003 due to higher margins in Biopharma and Bioproducts segments partially offset by lower margins




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com


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in the Human Health segment. Foreign currency unfavorably impacted third quarter
2004 gross margin by approximately 1.0 percentage point.

Prior to the goodwill impairment, the third quarter 2004 tax rate was approximately 36% which is higher than the first six months of 2004 due to the geographic mix of income in the current quarter. See the guidance section below for further discussion on taxes.

As previously reported on November 10, 2003, the Company closed on the sale of its Rutherford Chemicals business. This business has been treated as a discontinued operation for all periods presented. During the third quarter 2004, approximately $0.2 million (or $0.01 per share) was recorded primarily for certain environmental expenses arising from Rutherford Chemicals sites.

BIOPRODUCTS

The Bioproducts segment includes Cells and Media, Endotoxin Detection and Electrophoresis, Chromatography and Other product categories. Bioproducts sales in the third quarter 2004 increased 14.7% to $34.0 million, including a 3.4% favorable impact from foreign currency, from $29.6 million in the third quarter 2003. The increased sales for the quarter reflect stronger demand for endotoxin detection and cell culture products and new cell therapy projects.

Third quarter 2004 gross margin increased to 56.1% from 48.7% in the third quarter 2003 primarily due to favorable volume and pricing and lower bad debt reserves. Foreign currency favorably impacted gross margin by approximately 0.6 percentage points in the third quarter 2004.

BIOPHARMA

The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. The favorable impact of the recent reorganization of our selling efforts contributed to Biopharma sales in the third quarter 2004 increasing 31.0% to $11.4 million from $8.7 million in the third quarter 2003. This increase reflects expanding volumes from newly acquired projects. Third quarter 2004 gross margin increased to 18.1% from 9.6% in the third quarter 2003 due to higher volumes and a favorable mix of projects. Foreign currency had no impact on Biopharma sales or gross margin in the third quarter 2004.




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com


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HUMAN HEALTH

The Human Health segment consists of small molecule Active Pharmaceutical Ingredients (APIs), Advanced Intermediates, Imaging Chemicals, and Fine Custom Chemicals derived from organic chemistry. Human Health sales in the third quarter 2004 decreased 5.2% to $53.9 million, including 4.4% favorable impact due to foreign currency, from $56.9 million in the third quarter 2003. Gross sales of generic APIs, pharmaceutical advanced intermediates, and fine custom chemicals were lower, partially offset by increased sales of certain branded APIs. New products, such as Memantine and certain other cardiovascular and central nervous system APIs, showed continued growth in the third quarter.

Third quarter 2004 gross margin declined to 34.8% from 38.2% in the third quarter 2003 primarily due to lower pricing and the negative impact of foreign currency partially offset by favorable product mix. Foreign currency negatively impacted gross margin by approximately 2.3 percentage points in the third quarter 2004.

"We are pleased with the double-digit revenue growth in the Bioproducts and Biopharma segments which resulted from our expanded commercial development efforts," commented John R. Leone, President and CEO. "In addition, the recently announced Epoch and Johns Hopkins licenses, Genolife acquisition and Ortec marketing agreement will allow us to use our technology and expertise to develop and integrate products and services that help get therapeutics to market faster."

THIRD QUARTER 2004 OPERATING AND INTEREST EXPENSES FOR CONTINUING OPERATIONS

Third quarter 2004 marketing, sales, administrative and amortization expenses increased to $25.6 million (25.8% of sales) from $23.0 million (24.1% of sales) in the third quarter 2003, primarily due to increased Bioproducts and Human Health sales and marketing expenses and approximately $0.6 million impact from foreign currency.

Third quarter 2004 research and development expenses increased to $4.5 million (4.5% of sales) from $4.1 million (4.3% of sales) in the third quarter 2003 primarily due to increases in new product development spending and approximately $0.1 million impact from foreign currency.

Third quarter 2004 net interest expense declined to $2.9 million compared to $3.3 million in the third quarter 2003. The average interest rate increased to 5.5% in the third quarter 2004 from 5.4% in the third quarter 2003 but was offset by lower outstanding borrowings.




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

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IMPAIRMENT

As discussed in the September 28, 2004 conference call, the recent sales and earnings weakness in the Biopharma segment required that the Company reassess the goodwill related to the segment. The Company has completed the reassessment. John Leone, President and CEO, explained, "Although sales of the Biopharma segment are showing improvement, the sales attributed to the Baltimore site have been unable to offset the volume reduction resulting from the loss of the TKT business. This required us to reduce the goodwill associated with the Baltimore facility to reflect the more conservative assessment of its long-term profitability versus prior projections." The result is a $48.7 million goodwill impairment for the Baltimore site.

"Looking to the future," John Leone continued, "The contract biopharmaceutical development and manufacturing market is expected to show continuing growth with over 300 biotech drugs in development. As a result of favorable market conditions and the Company's reputation for expertise, service and regulatory compliance, we believe that the Biopharmaceutical market which we service from both the Hopkinton, Massachusetts and Baltimore, Maryland locations will continue to offer opportunities for future revenue and gross profit growth."

GUIDANCE

The Company continues to expect full year 2004 diluted earnings per share for continuing operations to be in the range of $0.90 to $1.00, excluding the impairment charge described above. The Company targets sales growth of 10-15% in the Bioproducts segment, 4-8% in the Human Health segment, and 6-10% in the Biopharma segment.

For the year 2004, capital expenditures, depreciation and amortization for continuing operations are expected to be approximately $46.0 million, $38.0 million, and $1.8 million respectively. The Company expects the full year 2004 effective tax rate to be approximately 35% prior to the goodwill impairment; however, the full year and quarterly effective tax rates will continue to be highly sensitive to changes in the geographic mix of income.

CONFERENCE CALL AND WEBCAST

The Conference Call to discuss third quarter 2004 earnings will begin at 8:30 a.m. Eastern Time on Friday, October 29, 2004 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and +1-706-634-6653 for International. Please use the conference ID 1133658 and call approximately 10 minutes before the start time. The Conference




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Friday, November 5, 2004 by calling 1-800-642-1687 for Domestic, and +1-706-645-9291 for
International. Please use the conference ID 1133658 to access the replay.

FORWARD LOOKING STATEMENTS

           This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3B-6 under The Exchange Act, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                   Quarters Ended September 30, 2004 and 2003
                                 (in thousands)

                              Third Quarter 2004                        Third Quarter 2003
                     -----------------------------------        ----------------------------------
                          Gross        Gross                       Gross        Gross
                          Sales        Profit       GP%            Sales        Profit       GP%
                     -----------   ----------     ------        ---------    ----------     ------
Bioproducts         $     33,958  $    19,040       56.1%      $   29,607   $   14,419       48.7%

Biopharma                 11,375        2,060       18.1%           8,680          837        9.6%

Human Health        $     53,917  $    18,782       34.8%      $   56,892   $   21,742       38.2%
                     -----------   ----------                   ---------    ----------

Total               $     99,250  $    39,882       40.2%      $   95,179   $   36,998       38.9%
                     ===========   ==========                   =========    ==========

                                                 Gross Sales Comparison
                                   ---------------------------------------------------
                                       2004         2003
                                       Gross        Gross          Change       Change
                                       Sales        Sales            $            %
                                   ---------------------------------------------------
Bioproducts                       $    33,958     $ 29,607     $   4,351        14.7%

Biopharma                              11,375       8,680          2,695        31.0%

Human Health                           53,917       56,892       (2,975)        -5.2%
                                   -----------     --------     --------
Total                             $    99,250     $ 95,179     $   4,071         4.3%
                                   ===========     ========     ========




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                         Financial Summary - Proforma *
                   Quarters Ended September 30, 2004 and 2003
                   (in thousands, except earnings per share)

                                           2004         2003
                                           ----         ----
Gross Sales                             $ 99,250      $ 95,179
Operating Profit                        $  9,725      $  9,979
Income Before Tax                       $  7,080      $  6,808
Income From Continuing Operations       $  4,525      $  4,879
Loss From Discontinued Operations       $   (236)     $(54,611)
Net Income / (Loss)                     $  4,289      $(49,732)

Earnings per share data (basic):
  Income From Continuing Operations     $   0.17      $   0.19
  Loss From Discontinued Operations     $  (0.01)     $  (2.12)
                                         --------      --------
  Net Income/ (Loss)                    $   0.16      $  (1.93)
  Average Shares Outstanding              26,109        25,721

Earnings per share data (diluted):
  Income From Continuing Operations     $   0.17      $   0.19
  Loss From Discontinued Operations     $  (0.01)     $  (2.10)
                                         --------      --------
  Net Income/ (Loss)                    $   0.16      $  (1.91)
  Average Shares Outstanding              26,352        25,999

                            Financial Summary - GAAP
                   Quarters Ended September 30, 2004 and 2003
                    (in thousands, except earnings per share)

                                           2004          2003
                                           ----          ----
Gross Sales                             $ 99,250      $ 95,179
Operating (Loss) /Profit                $(38,995)     $  9,979
(Loss) /Income Before Tax               $(41,640)     $  6,808
Loss From Continuing Operations         $(44,195)     $(14,901)
Loss From Discontinued Operations       $   (236)     $(54,611)
Net Loss                                $(44,431)     $(69,512)

Earnings per share data (basic):
  Loss From Continuing Operations       $  (1.69)     $  (0.58)
  Loss From Discontinued Operations     $  (0.01)     $  (2.12)
                                         --------      --------
  Net Loss                              $  (1.70)     $  (2.70)
 Average Shares Outstanding               26,109        25,721

Earnings per share data (diluted):
  Loss From Continuing Operations       $  (1.69)     $  (0.58)
  Loss From Discontinued Operations     $  (0.01)     $  (2.12)
                                         --------      --------
  Net Loss                              $  (1.70)     $  (2.70)
  Average Shares Outstanding              26,109        25,721

* Refer to the Proforma to GAAP Reconciliation.

Note: All amounts in these financial statements and tables are for continuing operations unless otherwise indicated.




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


CAMBREX CORPORATION
Proforma to GAAP Reconciliation
For the Three Months ended September 30, 2004 and 2003


                                                                          Three Months ended
                                                  -------------------------------------------------------------------
                                                                  2004                                2003
                                                  ---------------------------------   -------------------------------
                                                   Net (Loss)                            Net (Loss)
                                                    Income                EPS               Income               EPS
                                                   -------------     ------------       --------------     -----------
Loss From Continuing Operations - As Reported     $   (44,195)         $  (1.69)          $(14,901)          $  (0.58)

Goodwill Impairment                                    48,720              1.86                -                   -

Tax Valuation Allowance                                     -                 -             19,780               0.77
                                                   -------------     ------------       --------------     -----------
Income from Continuing Operations - Proforma      $     4,525          $   0.17           $  4,879           $   0.19
                                                   =============     ============       ==============     ===========




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

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                               CAMBREX CORPORATION
                    Statement of Profit and Loss - Proforma *
               For the Quarters Ended September 30, 2004 and 2003
                                 (in thousands)

                                                                         2004                                     2003
                                                           -----------------------------            --------------------------------
                                                                                   % of                                      % of
                                                            Amount                 Sales              Amount                 Sales
                                                           -----------------------------            --------------------------------
Gross Sales                                               $  99,250                100.0%          $   95,179                100.0%
  Commissions and Allowances                                    620                  0.6%                 691                  0.7%
                                                           ---------                                ----------
Net Sales                                                    98,630                 99.4%              94,488                 99.3%

  Other Revenues                                              1,706                  1.7%               1,891                  2.0%
                                                           ---------                                ----------
Net Revenue                                                 100,336                101.1%              96,379                101.3%

  Cost of Sales                                              60,454                 60.9%              59,381                 62.4%
                                                           ---------                                ----------
Gross Profit                                                 39,882                 40.2%              36,998                 38.9%

Operating Expenses
  Marketing/Sales Expenses                                    7,555                  7.6%               6,153                  6.5%
  Research & Development Expenses                             4,512                  4.5%               4,061                  4.3%
  Administrative Expenses                                    17,632                 17.8%              16,406                 17.2%
  Amortization                                                  458                  0.5%                 399                  0.4%
                                                           ---------                                ----------
Total Operating Expenses                                     30,157                 30.4%              27,019                 28.4%
                                                           ---------                                ----------
Operating Profit                                              9,725                  9.8%               9,979                 10.5%

Other Expenses
  Interest - Other                                            2,854                  2.8%               3,251                  3.4%
  Other Expenses, net                                          (209)               -0.2%                  (80)                -0.1%
                                                           ---------                                ----------
Total Other Expenses                                          2,645                  2.6%               3,171                  3.3%
                                                           ---------                                ----------

Income Before Taxes                                           7,080                  7.2%               6,808                  7.2%

  Provision for Income Taxes                                  2,555                  2.6%               1,929                  2.0%
                                                           ---------                                ----------
Income from Continuing Operations                         $   4,525                  4.6%          $    4,879                  5.2%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations                              (236)                                   (1,777)

Loss on Disposal of Discontinued Operations                       -                                   (53,098)

Income Tax Benefit                                                -                                      (264)
                                                           ---------                                ----------
Loss From Discontinued Operations                              (236)                                  (54,611)

Net Income /(Loss)                                        $   4,289                                $  (49,732)
                                                           =========                                ==========

Basic Earnings per Share
  Income From Continuing Operations                       $    0.17                                $     0.19
  Loss From Discontinued
  Operations                                              $   (0.01)                               $    (2.12)
                                                           ---------                                ----------
  Net Income /(Loss)                                      $    0.16                                $    (1.93)

Diluted Earnings per Share
  Income From Continuing
  Operations                                              $    0.17                                $     0.19
  Loss From Discontinued
  Operations                                              $   (0.01)                               $    (2.10)
                                                           ---------                                ----------
  Net Income /(Loss)                                      $    0.16                                $    (1.91)


* Refer to the Proforma to GAAP Reconciliation.




Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - GAAP
               For the Quarters Ended September 30, 2004 and 2003
                                 (in thousands)

                                               2004                         2003
                                    ----------------------       -----------------------
                                                     % of                          % of
                                       Amount       Sales           Amount        Sales
                                    ----------------------       -----------------------
Gross Sales                         $   99,250       100.0%      $   95,179        100.0%
  Commissions and Allowances               620         0.6%             691          0.7%
                                    ----------                   ----------
Net Sales                               98,630        99.4%          94,488         99.3%
  Other Revenues                         1,706         1.7%           1,891          2.0%
                                    ----------                   ----------
Net Revenue                            100,336       101.1%          96,379        101.3%
  Cost of Sales                         60,454        60.9%          59,381         62.4%
                                    ----------                   ----------
Gross Profit                            39,882        40.2%          36,998         38.9%

Operating Expenses
  Marketing/Sales Expenses               7,555         7.6%           6,153          6.5%
  Research & Development Expenses        4,512         4.5%           4,061          4.3%
  Administrative Expenses               17,632        17.8%          16,406         17.2%
  Goodwill Impairment                   48,720        49.1%             -            0.0%
  Amortization                             458         0.5%             399          0.4%
                                    ----------                   ----------
Total Operating Expenses                78,877        79.5%          27,019         28.4%
                                    ----------                   ----------
Operating (Loss) /Profit               (38,995)      -39.3%           9,979         10.5%
Other Expenses
  Interest - Other                       2,854         2.8%           3,251          3.4%
  Other Expenses, net                     (209)       -0.2%             (80)        -0.1%
                                    ----------                   ----------
Total Other Expenses                     2,645         2.6%           3,171          3.3%
                                    ----------                   ----------
(Loss) /Income Before Taxes            (41,640)      -41.9%           6,808          7.2%

  Provision for Income Taxes             2,555         2.6%          21,709         22.8%
                                    ----------                   ----------
Loss from Continuing Operations     $  (44,195)      -44.5%      $  (14,901)       -15.6%

DISCONTINUED OPERATIONS

Loss From Discontinued
 Operations                              (236)                       (1,777)

Loss on Disposal of
Discontinued Operations                    -                        (53,098)
Income Tax Benefit                         -                           (264)
                                    ----------                   ----------
Loss From Discontinued
 Operations                              (236)                      (54,611)
                                    ----------                   ----------
Net Loss                            $ (44,431)                   $  (69,512)
                                    ==========                   ==========
Basic Earnings per Share
  Loss From Continuing Operations   $   (1.69)                   $    (0.58)
  Loss From Discontinued
   Operations                       $   (0.01)                   $    (2.12)
                                    ----------                   ----------
  Net Loss                          $   (1.70)                   $    (2.70)

Diluted Earnings per Share
  Loss From Continuing Operations   $   (1.69)                   $    (0.58)
  Loss From Discontinued
   Operations                       $   (0.01)                   $    (2.12)
                                    ----------                   ----------
  Net Loss                          $   (1.70)                   $    (2.70)


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                  Nine Months Ended September 30, 2004 and 2003
                                 (in thousands)


                                    Nine Months 2004                          Nine Months 2003
                          ----------------------------------      --------------------------------------
                          Gross            Gross                       Gross           Gross
                          Sales            Profit       GP%            Sales           Profit       GP%
                          -----            ------       ---            -----           ------       ---
Bioproducts         $     102,190      $   55,624       54.4%      $   89,383      $   45,007       50.4%

Biopharma                  31,739           4,326       13.6%          31,497           8,158       25.9%

Human Health              187,864          67,170       35.8%         182,646          69,296       37.9%
                          -------          ------                     -------          ------
Total               $     321,793     $   127,120       39.5%     $   303,526     $   122,461       40.3%
                    =============     ===========                 ===========     ===========


                                                        Gross Sales Comparison
                                                        ----------------------

                                           2004         2003
                                           Gross        Gross          Change          Change
                                           Sales        Sales          $               %
                                           -----        -----          ------          ------
Bioproducts                           $   102,190       89,383    $  12,807            14.3%

Biopharma                                  31,739       31,497          242             0.8%

Human Health                          $   187,864   $  182,646    $   5,218             2.9%
                                      -----------   ----------    ---------
Total                                 $   321,793   $  303,526    $  18,267             6.0%
                                      ===========   ==========    =========



Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)



                               CAMBREX CORPORATION
                Statement of Profit and Loss - GAAP For the Nine
                  Months Ended September 30, 2004 and 2003 (in
                                   thousands)

                                           2004                         2003
                                -----------------------       ----------------------
                                                  % of                          % of
                                    Amount       Sales           Amount        Sales
                                -----------------------       -----------------------
Gross Sales                     $   321,793      100.0%       $  303,526       100.0%
  Commissions and Allowances          2,278        0.7%            2,891         1.0%
                                -----------                   ----------
Net Sales                           319,515       99.3%          300,635        99.0%

  Other Revenues                      6,545        2.0%            6,899         2.3%
                                -----------                   ----------
Net Revenue                         326,060      101.3%          307,534       101.3%

  Cost of Sales                     198,940       61.8%          185,073        61.0%
                                -----------                   ----------
Gross Profit                        127,120       39.5%          122,461        40.3%

Operating Expenses
  Marketing/Sales Expenses           23,413        7.3%           19,058         6.3%
  Research & Development
  Expenses                           13,899        4.3%           12,576         4.1%
  Administrative Expenses            53,070       16.5%           50,832        16.7%
  Goodwill Impairment                48,720       15.1%              -           0.0%
  Legal Settlement                      -          0.0%           11,342         3.7%
  Other, net                         (1,863)      -0.5%              -           0.0%
  Amortization                        1,380        0.4%            1,143         0.4%
                                -----------                   ----------
Total Operating Expenses            138,619       43.1%           94,951        31.2%
                                -----------                   ----------
Operating (Loss) /Profit            (11,499)      -3.6%           27,510         9.1%

Other Expenses
  Interest - Other                    8,471        2.6%            8,301         2.7%
  Other Expenses, net                   (61)       0.0%             (207)        0.0%
                                -----------                   ----------
Total Other Expenses                  8,410        2.6%            8,094         2.7%
                                -----------                   ----------
(Loss) /Income Before Taxes         (19,909)      -6.2%           19,416         6.4%

  Provision for Income Taxes          9,978        3.1%           25,241         8.3%
                                -----------                   ----------
Loss From Continuing
Operations                      $   (29,887)      -9.3%       $   (5,825)       -1.9%

DISCONTINUED OPERATIONS

Loss From Discontinued
Operations                             (978)                       (317)

Loss on Disposal of
Discontinued Operations                 -                       (53,098)

Income Tax Benefit                      -                          (138)
                                -----------                   ----------
Loss From Discontinued
Operations                             (978)                    (53,277)
                                -----------                   ----------
Net Loss                        $   (30,865)                  $ (59,102)
                                ===========                   ==========
Basic Earnings per Share
  Loss From Continuing
  Operations                    $     (1.15)                  $   (0.23)
  Loss From Discontinued
  Operations                    $     (0.03)                  $   (2.06)
                                -----------                   ----------
  Net Loss                      $     (1.18)                  $   (2.29)

Diluted Earnings per Share
  Loss From Continuing
  Operations                    $     (1.15)                  $   (0.23)
  Loss From Discontinued
  Operations                    $     (0.03)                  $   (2.06)
                                -----------                   ----------
  Net Loss                      $     (1.18)                  $   (2.29)

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                 As of September 30, 2004 and December 31, 2003
                                 (in thousands)


Current Assets                                                           2004                  2003
--------------                                                           ----                  ----
Cash and Cash Equivalents                                            $   83,761           $    64,294
Trade Receivables, net                                                   56,276                58,324
Inventories, net                                                         88,222                82,013
Deferred Tax Asset                                                        8,757                 8,757
Other Current Assets                                                     21,184                16,294
                                                                     ----------           -----------
  Total Current Assets                                                  258,200               229,682

Property, Plant and Equipment, Net                                      265,261               269,147
Goodwill and Other Intangibles                                          222,344               272,133
Other Assets                                                              6,714                 7,541
                                                                     ----------           -----------

  Total Assets                                                       $  752,519           $   778,503
                                                                     ==========           ===========
Current Liabilities
-------------------
Trade Accounts Payable                                               $   31,416           $    35,326
Accrued Liabilities                                                      59,176                54,522
Short-term Debt and Current Portion of Long-term Debt                     1,518                 1,376
                                                                     ----------           -----------
  Total Current Liabilities                                              92,110                91,224

Long-term Debt                                                          220,338               212,369
Deferred Tax Liabilities                                                 28,998                29,196
Other Liabilities                                                        45,410                49,084
                                                                     ----------           -----------

  Total Liabilities                                                  $  386,856           $   381,873

  Stockholders' Equity                                               $  365,663           $   396,630
                                                                     ----------           -----------

  Total Liabilities and Stockholders' Equity                         $  752,519           $   778,503
                                                                     ==========           ===========


                                      ###

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com